Exhibit 10.33.1

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”), dated as of April 9th, 2014, is entered into among Atkore International Group Inc., a Delaware corporation (“Atkore International Group”), Atkore International Holdings Inc., a Delaware corporation (“Atkore Holdings”), Atkore International Inc., a Delaware corporation (“Atkore Opco” and, together with Atkore International Group and Atkore Holdings, the “Atkore Parties”), Tyco International Ltd., a company limited by shares (Aktiengesellschaft) organized under the laws of Switzerland (“TIL”), Tyco International Holdings S.a.r.l. (“Tyco Investor”), a company organized under the laws of Luxembourg, Tyco International Management Company, LLC, a Nevada limited liability company (“Tyco Manager” and, together with TIL and Tyco Investor, the “Tyco Parties”)) and CD&R Allied Holdings, L.P., a Cayman Islands exempted limited partnership (“CD&R Investor” and together with the Atkore Parties and the Tyco Parties, the “Parties”). Capitalized terms used herein but not defined herein shall have the meaning assigned to such terms in the Redemption Agreement (as defined below).

WITNESSETH:

WHEREAS, Tyco Investor, Atkore International Group and CD&R Investor have entered into a Stock Redemption Agreement, dated as of April 9th, 2014 (the “Redemption Agreement”).

WHEREAS, in connection with the transactions contemplated by the Redemption Agreement, the Parties desire to terminate, effective as of immediately prior to the Closing, certain agreements to which, in each case, one or more Atkore Parties and one or more Tyco Parties are party.

NOW, THEREFORE, in consideration of such benefits and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Termination. Effective as of immediately prior to the Closing (the “Effective Time”), all contracts listed on Schedule A hereto (the “Terminated Contracts”), shall be terminated. From and after the Effective Time, no Party shall have any further obligations or liabilities to each other whatsoever under, or pursuant to, any Terminated Contract, and each Party, does hereby release, discharge and acquit forever the other from any and all such obligations, liabilities, claims, actions, causes of action under, or pursuant to, the Terminated Contracts to which it is a party or their respective performance, breach or failure to perform thereunder. Tyco Manager acknowledges and agrees that, as of the Effective Time, and subject to receipt by Tyco Manager of payment in full of the amounts set forth on Schedule 5.1(f) to the Redemption Agreement, no amounts will be due to it pursuant to the Consulting Agreement (as defined on Schedule A).

2.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

3.	Severability. If any term or other provision of this Agreement is held invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision that effects the original intent of the Parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

4.	Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

ATKORE INTERNATIONAL GROUP INC.

By:	/s/ James A. Mallak
	Name:	James A. Mallak
	Title:	Vice President and Chief Financial Officer

ATKORE INTERNATIONAL HOLDINGS INC.

By:	/s/ James A. Mallak
	Name:	James A. Mallak
	Title:	Vice President and Chief Financial Officer

ATKORE INTERNATIONAL INC.

By:	/s/ James A. Mallak
	Name:	James A. Mallak
	Title:	Vice President and Chief Financial Officer

TYCO INTERNATIONAL LTD.

By:	/s/ Arun Nayar
	Name:	Arun Nayar
	Title:	Executive Vice President and Chief Financial Officer

TYCO INTERNATIONAL HOLDINGS S.A.R.L.

By:	/s/ Peter Schieser
	Name:	Peter Schieser
	Title:	General Manager

TYCO INTERNATIONAL MANAGEMENT COMPANY, LLC

By:	/s/ Kevin Coen
	Name:	Kevin Coen
	Title:	Manager

CD&R ALLIED HOLDINGS, L.P.

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and Assistant Secretary

Terminated Contracts

1.	Stockholders Agreement of Atkore International Group, dated as of December 22, 2010.

2.	Registration Rights Agreement of Atkore International Group, dated as of December 22, 2010.

3.	Consulting Agreement, dated as of December 22, 2010, among Tyco Manager, Atkore International Group, Atkore Holdings and Atkore Opco (the “Consulting Agreement”).